Exhibit 26(h)(x)

Amendment No. 1 dated 3-8-2004 to Participation Agreement among Variable Insurance Products’ Funds, Fidelity Distributors Corporation and Peoples Benefit Life Insurance Company dated 12-1-2000

FIRST AMENDMENT TO AMENDED AND RESTATED
PARTICIPATION AGREEMENT

Peoples Benefit Life Insurance Company, Variable Insurance Products Funds (I, II, III) and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated December 1, 2000, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this First Amendment be effective as of March 8, 2004.

PEOPLES BENEFIT LIFE INSURANCE COMPANY

By:           /s/ Brian Scott
Name:           Brian Scott
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUNDS (I, II, III)

By:           /s/ Eric D. R
Eric D. R
Sr. Vice President & General Counsel

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/ Don Holborn
Don Holborn
Executive Vice President

Schedule A
Separate Accounts and Associated Contracts
(As of March 11, 2004)

Name of Separate Account and                                                                                     Policy Form Numbers of Contracts
Date Established by Board of Directors                                                                                     Funded by Separate Account

Separate Account V (February 14, 1992)                                                                                                Advisor’s Edge Variable Annuity
AV515
101 130
600

Advisor’s Edge Select Variable
Annuity
AV516
101 131
600